Exhibit 10.11

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (the “Agreement”) is entered into as of the 14 day of June, 2011, by and between Suspect Detection Systems, Inc., a Delaware corporation (the “Purchaser”) and Isahyau (Sigi) Horowitz (the “Seller”) (the Purchaser and Seller shall each be referred to hereinafter as a “Party”, and collectively as the “Parties”).

RECITALS:

WHEREAS, all of the Seller's shares in Suspect Detection Systems Ltd. (the "Company") represent as of the date hereof 10% of the issued and outstanding share capital of the Company on a fully diluted basis; and

WHEREAS, the Purchaser wishes to purchase from the Seller and the Seller wishes to sell to the Purchaser all of the Seller's shares in the Company upon the terms and conditions of this Agreement;

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

1.	DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, unless otherwise stated in this Agreement, the following terms shall have the meanings indicated in this Section 1:

1.1.	“Agreement” means this Share Purchase Agreement, including all annexes, exhibits and schedules thereto, as the same may hereafter be amended, novated, modified or supplemented from time to time;

1.2.
 “Authority” means any governmental, legislative, regulatory or administrative body, agency or authority, any court of judicial authority, any arbitrator or any public, private or industry regulatory authority, whether international, national, state, municipal or local;

1.3.	“Articles” means the Articles of Association of the Company in force on the date hereof;

1.4.	“Company” means Suspect Detection Systems Ltd., an Israeli company (company no. 51-353475-0);

1.5.
 “Contract” means any agreement, contract, obligation, promise, undertaking, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract or commitment of any nature whatsoever, express or implied, whether oral or written, and all amendments thereto;

1.6.	“Dollars” means the lawful currency of the United States of America. “US $”, “USD”, “$”, “dollars”, “US Dollars”, “US dollars”, “U.S. Dollars” shall likewise be construed;

1.7.
 “Law” means any applicable law, statute, regulation, treaty, ordinance, rule, requirement, regulation, order, official directive, announcement or other binding action or requirement of an Authority, including environmental laws;

1.8.
“Lien” means any lien, pledge (whether fixed or floating), mortgage, hypothecation, attachment, security interest, lease, charge, conditional sales contract, option, restriction, encumbrance, reversionary interest, deposit arrangement, transfer or retention of title agreement, right of first refusal, voting trust arrangement, preemptive right, claim under a bailment or storage contract, easement, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, any other adverse claim or right whatsoever or any obligation, whether written or oral (including any conditional obligation) to create any of the same, or seizure Order which would impede the transfer of the Sale Shares to the Purchaser in accordance with the terms and conditions of this Agreement;

1.9.	“Order” means any decree, decision, order, judgment, writ, award, injunction, rule or consent of or by an Authority;

1.10.	“Ordinary Shares” means the ordinary shares of the Company, nominal value of NIS 0.01 per share;

1.11.
“Person” means any natural person (including personal representatives, executors and heirs of a deceased individual) or any entity which is given, or is recognized as having, legal personality by the law of any jurisdiction, any corporation, company, unincorporated association, limited liability entity, joint venture, joint stock company, partnership, general partnership, limited partnership, proprietorship, trust, union, association, organization, nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), Authority, trustee, receiver or liquidator;

1.12.	“Recitals” means the recitals to this Agreement;

1.13.	“Sale Shares” shall have the meaning ascribed thereto in Section 3.1;

1.14.	“Securities” shall have the meaning ascribed to such term in the Securities Law, 1968;

2.	INTERPRETATION

2.1.
The various paragraph and/or section headings in this Agreement are for reference and convenience only and shall not be considered in the interpretation hereof for any purpose and in no way alter, modify, amend, limit, or restrict any contractual obligations of the Parties.

2.2.	The Recitals, annexes, appendices, exhibits and schedules to this Agreement are an integral part hereof and are expressly incorporated herein by reference.

2.3.
Unless the context otherwise requires, references to (or to any specified provision of) this Agreement or any other document shall be construed as references to that provision or that document as in force for the time being and as amended, supplemented, modified or replaced in accordance with the terms thereof; words importing the plural shall include the singular and vice versa; “including” and “includes” means including, without limiting the generality of any description preceding such terms and shall be deemed to be followed by the phrase "without limitation"; any pronoun shall include the corresponding masculine, feminine and neuter forms; references to a law or to a specific section thereof shall be construed as a reference to such law, including any rules or regulations promulgated thereunder, or section, as the same may have been, or may from time to time be, amended, succeeded or re-enacted; words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references are references to sections, schedules and exhibits of this Agreement unless otherwise specified; and if any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

2.4.
The Parties have participated jointly in the negotiation and drafting of this Agreement and no provision of this Agreement shall be interpreted against a Party solely as a result of the fact that such Party was responsible for the drafting of such a provision. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

3.	THE TRANSACTIONS

3.1.
On the date hereof,  the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, all shares of the Company held by the Seller on the date hereof, namely, Two Hundred and Fifty Thousand (250,000) Ordinary Shares owned by the Seller  (the “Sale Shares”).

3.2.
In consideration for the Sale Shares, the Purchaser shall pay to the Seller, concurrently with the Transfer of the Sale Share to the Purchaser in accordance with the provisions herein. an aggregate amount of US$75,000 (Seventy Five Thousand Untilted States Dollars) (the “Aggregate Purchase Price”).

Concurrently with the execution hereof and the payment to the Seller of the Aggregate Purhase Price, Seller shall (a) execute a waiver, in form and substance reasonably satisfactory to the Seller and its counsel, (i) acknowledging that Purchaser and Mr. Shabtai Shoval have executed or intend to execute an agreement contemplating the sale of all Company’s Shares held  by Mr. Shabtai Shoval to the Purchaser and  and the termination and/or expiration of other Company Securities held  by Mr. Shabtai Shoval and Seller irrevocably waiving any claim, complaint or demand in conncection with such transactions, including in conncection with any right of first refusal or tag along right, or any other right under any applicable law, under any Contract or under the Articles, and undertakes not to  interfere in any way whatsoever with the transfer of the foregoing Company Securities to the Purchaser; and (ii) releasing the Company from and waiving any any and all past, present or future claims, of whatever kind or nature, known or unknown; and (b) countersign a letter from the Company pursuant to which any other Securities of the Company (other than the Sale Shares) held by the Seller, shall be cancelled for no consideration.

4.	REPRESENTATIONS OF THE SELLER

The Seller represents to the Purchaser that all of the statements contained in this Section 4 are true and correct as of the date hereof, and acknowledges that the Purchaser is entering into this Agreement in reliance thereon. It is hereby acknowledged and agreed by the Parties that no representation, warranry and/or declaration of any kind were made or given by and/or on behalf of the Seller to the Purchaser and/or anyone on Purchaser's behalf, with regards to the the Company.

4.1.
Consents.  No consent, approval, Order, license, permit, action by, or authorization of or designation, declaration, or filing with any Authority or any other Person, whether under Law, a Contract to which the Seller is a party or to which he is subject or otherwise, is required that has not been, obtained by the Seller prior to the date hereof in connection with the valid execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby and thereby.

4.2.
Legal Validity. This Agreement, when executed and delivered by the Seller will constitute the valid, binding and enforceable obligations of the Seller legally enforceable against him in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws generally affecting enforcement of creditor’s rights or by general principles of equity or public policy).

4.3.
Ownership of Sale Shares. The Seller is the sole record and beneficial owner of the Sale Shares and has good and marketable title to the Sale Shares. Upon consummation of the purchase contemplated herein, Purchaser will acquire good and marketable title to the applicable Sale Shares free and clear of any Lien, other than as may be set forth in the Company’s Articles or under Law.

4.4.
No Conflict.  None of the execution, delivery, or performance of this Agreement  and the consummation of the transactions contemplated hereby and thereby by the Seller will, with or without the giving of notice or the passage of time or both, conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i)  any Order and/or Law to which the Seller is subject; or (ii) any Contract to which the Seller is a party or to which he is subject.

4.5.
Seller Litigation. No Proceeding to which the Seller is a party is pending nor, threatened against the Seller, which adversely affects or challenges, or that may reasonably be expected to adversely affect or challenge, the legality, validity or enforceability of the execution, delivery and performance by the Seller of this Agreement and all documents ancillary hereto and the consummation of the transactions contemplated hereby and thereby.

4.6.
No Broker.  No broker, finder, agent or similar intermediary has acted for or on behalf of the Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Seller.

5.	REPRESENTATIONS OF THE PURCHASER

The Purchaser represents to the Seller that all of the statements contained in this Section 5 are true and correct as of the date hereof and acknowledges that the Seller is entering into this Agreement in reliance thereon.

5.1.
Organization and Good Standing.  The Purchaser is duly organized, validly existing and in good standing under the applicable laws of the state of its incorporation and has full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

5.2.
Consents. Except as set forth in Schedule 5.2, no consent, approval, Order, license, permit, action by, or authorization of or designation, declaration, or filing with any Authority or any other Person, whether under Law, a Contract to which the Purchaser is a party or to which it is subject or otherwise, is required that has not been, or will not have been, obtained by the Purchaser prior to the date hereof in connection with the valid execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby and thereby.

5.3.
Authority; Legal Validity.  The execution and delivery by the Purchaser of this Agreement, and the transactions contemplated hereby and thereby, have been duly authorized and have received all requisite corporate approvals. This Agreement, when executed and delivered by the Purchaser will constitute the valid, binding and enforceable obligations of the Purchaser legally enforceable against it in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws generally affecting enforcement of creditor’s rights or by general principles of equity or public policy).

5.4.
No Conflict.  None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby by the Purchaser will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) any Order or Law to which the Purchaser is subject or (ii) any Contract to which the Purchaser is a party or to which it is subject or (iii) the organizational documents of the Purchaser.

5.5.
Litigation.  No Proceeding is pending nor, to the Purchaser’s knowledge, after due inquiry, threatened against the Purchaser or any of its directors officers or shareholders, which adversely affects or challenges, or that may reasonably be expected to adversely affect or challenge, the legality, validity or enforceability of the execution, delivery and performance of this Agreement and all documents ancillary hereto and the consummation of the transactions contemplated hereby and thereby.

5.6.
Securities Representations.  The Purchaser understands and acknowledges that the Sale Shares have not been registered under the United States Securities Act of 1933, the Israeli Securities Law - 1968, or the Laws of any other state or jurisdiction, and the Purchaser acknowledges that the Sale Shares are not, and will not be, tradable on any stock exchange unless they are subsequently registered under applicable securities laws or an exemption from such registration is available and that there is no public market for the Sale Shares.

The Purchaser is purchasing the Sale Shares for investment purposes, for its own account as principal and not with a view to or for distributing or reselling the Sale Shares or any part thereof, and agrees that it will not divide its interest in the Sale Shares with others, resell, or otherwise distribute the Sale Shares in violation of applicable securities Laws. The Purchaser does not have any Contract with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Sale Shares.

The Purchaser has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an investment in the Sale Shares and to protect its own interests in connection with the transactions described in this Agreement and the documents ancillary thereto and to the extent that the Purchaser has deemed it appropriate, it has retained and relied upon appropriate professional advice regarding the investment in the Sale Shares and the transactions described in this Agreement.

5.7.
No Broker.  No broker, finder, agent or similar intermediary has acted for or on behalf of the Purchaser in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Purchaser.

6.	EXPENSES; CONFIDENTIALITY

6.1.
Expenses. Unless stated otherwise, each Party shall bear its own direct and indirect expenses incurred in connection with the negotiation preparation, execution, and delivery of this Agreement and the documents ancillary thereto and the consummation and performance of the transactions contemplated herein.

6.2.
Confidentiality. Subject to any obligation to comply with any Law or Order, whether or not the transactions contemplated herein shall be concluded, the terms and conditions of this Agreement and the transactions contemplated hereby shall be kept in confidence by each Party, and the Parties shall cause its directors, officers, employees, agents, advisors and attorneys to hold such information confidential. Such confidentiality shall be maintained to the same degree as such Party maintains its own confidential information (but in no event less than reasonable care) and shall be maintained until such time, if any, as any such information either is, or becomes, published or a matter of public knowledge (other than as a result of a breach of this Agreement). Notwithstanding the provisons concerning compliance with Laws and Orders in this Section above, prior to making any such disclosure, each Party shall, to the extent practicable, provide the other Party with no less than one (1) Business Day to review any such disclosure and to consult with the disclosing Party with regard to the content of such disclosure.

7.	NOTICES

7.1.
Notices. All notices, requests and other communications required or permitted hereunder to be given to a Party shall be in writing and shall be delivered by courier or other means of personal service, or sent by facsimile or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to such Party’s address as set forth below or at such other address as a Party shall have furnished to the other Party in writing in accordance with this provision:

if to the Seller:	Isahyau Horowitz c/o Yaron Tikotzky, Adv. 2 Ben Gurion st., Ramat Gan 52573 Fax: +972-3-6127449

if to the Purchaser:	Suspect Detection Systems, Inc. 150 West 56th Street Suite 4005 New York, New York USA 10019Fax: +1-212-977-4362 Attention: Chief Executive Officer

Any notice sent in accordance with this Section 15 shall be effective: (i) if mailed, seven (7) Business Days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via facsimile, one (1) Business Day following transmission and electronic confirmation of receipt. However, if any communication would otherwise become effective on a non-Business Day or after 6 p.m. on a Business Day, it shall instead become effective at 9 a.m. on the next Business Day.

8.	MISCELLANEOUS

8.1.
Further Assurances. Each of the Parties shall use commercially reasonable efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such other Party’s benefit or to cause the same to be fulfilled and to execute such further documents and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

8.2.	Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

8.3.
Entire Agreement. This Agreement, and the agreements, documents and instruments to be executed and delivered pursuant hereto or thereto constitute the final, complete and exclusive agreement among the Parties with respect to the purchase of the Sale Shares, the transactions contemplated herein and therein and with regard to the subject-matters hereof and thereof, supersede all prior agreements, understandings and representations written or oral, with respect thereto.

8.4.
Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Israel without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Israel or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Israel.

8.5.
Dispute Resolution. The Parties shall endeavor to resolve any dispute arising out of or in connection with this Agreement amicably and in good faith within fourteen (14) days after one Party shall request the other Party in writing to resolve such dispute.

In the event that any such dispute is not amicably resolved by the end of said fourteen (14) day period, the Parties shall apply to have the dispute resolved by mediation in accordance with the framework provided under the Courts Regulations (Mediation), 5753-1993, mutatis mutandis. For the purposes of establishing the mediation, the Party wishing to initiate it shall provide notice to the other Party in writing (the “Mediation Notice”). The mediation shall be held in Tel-Aviv, Israel and shall commence no later than fourteen (14) Business Days from the date of giving the Mediation Notice. Each Party shall bear its own expenses in connection with the mediation.

If (i) the mediation does not begin within fourteen (14) Business Days of the delivery of the Mediation Notice, or (ii) resolution of the dispute is not achieved within fourteen (14) Business Days of the commencement of the mediation, or (iii) if any issue arises between the Parties in connection with the initiation or manner of conducting the mediation and regarding which the Parties do not agree (including with regard to the appointment of the mediator and his identity) (the “Mediation Procedure”), within fourteen (14) Business Days of the date from the time the dispute arises regarding the Mediation Procedure, then, either Party may commence proceedings in the competent courts of Tel Aviv which shall have exclusive jurisdiction upon any such dispute and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding.

Notwithstanding the foregoing, (i) if a Party is subject to a third party claim or files a claim against a third party, which involves a dispute between the Parties under this Agreement, whether prior to or during mediation, neither Party shall be obligated to commence or continue with the mediation and shall be free to commence a proceeding with the competent courts of Tel Aviv which shall have exclusive jurisdiction upon any such dispute and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, and (ii) each Party shall be free to apply to a court of competent jurisdiction solely for the purpose of seeking injunctive relief against the other Party.

8.6.
Binding Effect; Assigns. This Agreement and the rights, covenants, conditions and obligations of the Parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the Parties and their respective successors and assigns. Neither this Agreement, nor any rights or obligations of any Party hereunder, may be assigned, conveyed, or otherwise transferred by a Party without the prior written consent of the other Party.

8.7.
Counterparts. This Agreement may be executed by one or more of the Parties on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

8.8.
Severability. If any provision of this Agreement is held by a court of competent jurisdiction or arbitrator to be unenforceable under applicable Law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable Law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction. The Parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the purposes and intent of such invalid and enforceable provisions.

8.9.
Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or the exercise of any other power, right, privilege or remedy.

No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.10.
Parties in Interest. None of the provisions of this Agreement are intended to provide any rights or remedies to any Person other than the Parties hereto and their respective successors and assigns (if any) and, in the case of an individual, his legal heirs.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Share Purchase Agreement as of the date first above written.

SUSPECT DETECTION SYSTEMS, INC. By: ______________________ Name: ___________________ Title:_____________________	___________________________ ISAHYAU (SIGI) HOROWITZ

[Signature page to Share Purchase Agreement dated June 16, 2011 between Suspect Detection Systems, Inc. Iisahyau (Sigi) Horowitz]